As filed with the Securities and Exchange Commission on September [___], 2008
Registration No. 333-125113

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Flow International Corporation
(Exact name of registrant as specified in its charter)

Washington	3569	91-1104842

(State or other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification No.)
Charles M. Brown, President and Chief Executive Officer
23500 64th Avenue South
Kent, WA 98032
(253) 850-3500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

PTSGE Corp.
925 Fourth Avenue, #2900
Seattle, WA 98104
(206) 623-7580
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Copies to:
Robert S. Jaffe, William Gleeson and Chris K. Visser
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
(206) 623-7580
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Registration Statement initially was filed on Form S-1 (File No. 333-125113) on May 20, 2005 by Flow International Corporation (the “Company”). Pre-effective amendments to the Registration Statement were filed on August 8, 2005, August 26, 2005, December 12, 2005 and February 8, 2006. The Registration Statement was declared effective by the Commission on February 22, 2006. The Registration Statement was subsequently amended on April 13, 2007 and was declared effective on April 18, 2007. Further, the Company filed 424(b)(3) filings on February 23, 2006, April 19, 2007 and April 26, 2007.
     The offering contemplated by the Registration Statement has terminated. In accordance with the Company’s undertakings in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the shares of the Company’s common stock and shares of the Company’s common stock that may be issued on the exercise of outstanding warrants, in each case as may be remaining unsold under the Registration Statement as of the date hereof. The Company’s obligation to maintain the effectiveness of the Registration Statement was pursuant to a Registration Rights Agreement entered into in connection with a March 2005 Private Investment Public Equity transaction. This obligation has now expired; accordingly, the Company is requesting the removal from registration of these shares of common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 21st day of November, 2008.

FLOW INTERNATIONAL CORPORATION
By:	/s/Charles M. Brown
Charles M. Brown
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on November 21, 2008

Signature	Title

/s/Charles M. Brown Charles M. Brown	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Douglas P. Fletcher Douglas P. Fletcher	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Arlen I. Prentice
Arlen I. Prentice	Chairman of the Board of Directors

/s/ Richard P. Fox
Richard P. Fox.	Director

/s/ Kathryn L. Munro
Kathryn L. Munro	Director

/s/ J. Michael Ribaudo J. Matthew Ribaudo	Director

/s/ Lorenzo C. Lamadrid Lorenzo C. Lamadrid	Director

/s/ Larry A. Kring Larry A. Kring	Director

/s/ Jerry L. Calhoun Jerry L. Calhoun	Director